SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 19, 1998


                         ARIZONA PUBLIC SERVICE COMPANY
                         ------------------------------
             (Exact name of registrant as specified in its charter)


            Arizona                  1-4473                     86-0011170
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(State or other jurisdiction      (Commission                 (IRS Employer
      of incorporation)           File Number)            Identification Number)


     400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona      85004
     --------------------------------------------------------      -----
        (Address of principal executive offices)                 (Zip code)



                                 (602) 250-1000
                     ---------------------------------------
              (Registrant's telephone number, including area code)



                                      NONE
                     ---------------------------------------
          (Former name or former address, if changed since last report)

Item 5.    Other Events
-----------------------

Competition

         Stranded Cost Hearing. As previously reported, in February 1998 the Arizona Corporation Commission (the "ACC") completed a generic hearing on stranded cost determination and recovery. See Note 5 of Notes to Condensed Financial Statements in the Company's Report on Form 10-Q for the fiscal quarter ended March 31, 1998 (the "March 10-Q Report"). On June 22, 1998, the ACC issued an order in that matter. The order allows an "Affected Utility," such as the Company, to choose between two options for the recovery of its stranded costs. Under the first option, an Affected Utility that chooses to divest its generating assets must file a divestiture plan for ACC approval no later than October 1, 1998, and divestiture must be completed by January 1, 2001, after which the Affected Utility would be permitted to collect 100 percent of its stranded costs, including a return on the unamortized balance, over a ten-year period. Under the second option (referred to by the ACC as the "Transition Revenues Methodology"), an Affected Utility would be provided sufficient revenues necessary to maintain financial integrity for a period of ten years or the ACC would "otherwise provide an allocation of stranded cost responsibilities and risks between ratepayers and shareholders as is determined to be in the public interest." The order also states an intent that the various recovery options "will provide the Affected Utilities sufficient revenues to enable them to recover appropriate regulatory assets." The order requires each Affected Utility to file with the ACC, within 60 days of the date of the order, its choice of options for stranded cost recovery as well as an implementation plan relating to its chosen option, including its estimated stranded costs separated out into regulatory assets and other generation related assets.

         The Company does not intend to divest its generating assets and will continue to work with the ACC to reach workable resolutions on stranded cost recovery. The Company cannot accurately predict the outcome of this matter.

         Statement of Position. On May 29, 1998, the Staff of the ACC's Utilities Division (the "ACC Staff") issued a Statement of Position and asked for comments on a number of issues related to the implementation of retail electric competition in Arizona. The Statement of Position, a copy of which has been filed as an exhibit to this Report on Form 8-K, recommends, among other things: the divestiture of Affected Utility assets; aggregation of customer loads for purposes of competition phase-in; acceleration of the date to January 1, 2001 by which all customers would have competitive access; and, rate reductions for non-eligible customers. Certain of the recommendations in the Statement of Position are designed to amend the positions set forth in the framework rules regarding retail electric competition previously adopted by the ACC.

         At the request of the ACC Staff, on May 22, 1998, the Company filed a response to a draft of the Statement of Position. In the Company's response, the Company stated that the proposals in the draft Statement of Position (many of which are included in the final Statement of Position) were deficient or unlawful in many material respects, met none of the stated objectives of the draft Statement of Position, were punitive to Affected Utilities, and continued to lack the level of detail and specificity required to implement competition in the next seven months.

         On June 4, 1998, the ACC held a special open meeting at which the Statement of Position was discussed, but no action was taken. The Company cannot accurately predict what action, if any, the ACC will take with respect to the Statement of Position.

         Agreement with Salt River Project. As previously reported, the Antitrust Unit of the Arizona Attorney General's Office (the "Antitrust Unit"), which has been involved in the ongoing regulatory and legislative proceedings regarding the restructuring of the Arizona electric industry, requested clarification of certain provisions of a Memorandum of Agreement between the Company and the Salt River Project Agricultural Improvement and Power District ("Salt River Project"). See Note 5 of Notes to Condensed Financial Statements in the March 10-Q Report.

         Pursuant to an Addendum to Memorandum of Agreement, dated as of May 19, 1998 (the "Addendum"), the Company and Salt River Project amended and clarified certain provisions of the Memorandum of Agreement in response to certain issues raised by the Antitrust Unit. By letter dated May 19, 1998, the Antitrust Unit advised the Company and Salt River Project that, upon their execution of the Addendum, it would take no action regarding the language of the Memorandum of Agreement, although it reserved the right to take action in the future if new information justified doing so. The ACC Hearing Division has set a hearing for August 6, 1998 so that the ACC may review certain provisions of the Memorandum of Agreement, as amended.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

         (c) Exhibits.

         Exhibit No.       Description
         -----------       -----------

         10.1              Statement  of Position of the ACC Staff dated May 29,
                           1998

         10.2              Addendum to Memorandum  of Agreement  dated as of May
                           19, 1998

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ARIZONA PUBLIC SERVICE COMPANY
                                                  (Registrant)




Dated:   June 25, 1998                  By:  Michael V. Palmeri
                                             -----------------------------------
                                             Michael V. Palmeri
                                             Treasurer
                                       3